                                                                    Exhibit 12.1
                         TRAVELCENTERS OF AMERICA, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                             NINE MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31,                          SEPTEMBER 30,
                                              -------------------------------------------------------        -----------------
                                              1995        1996         1997         1998         1999        1999         2000
                                              ----        ----         ----         ----         ----        ----         ----
HISTORICAL DATA:
----------------
Income/(loss) before income taxes         $ 16,540    $  8,882     $   (553)    $ (6,278)    $  1,181    $  1,345     $ (4,975)

Undistributed equity income of less
     than 50% owned investee                    --          --           --           --           --          --          482
                                          --------    --------     --------     --------     --------    --------     --------
                                            16,540       8,882         (553)      (6,278)       1,181       1,345       (5,457)
                                          --------    --------     --------     --------     --------    --------     --------
Fixed charges:
     Interest expense                       22,674      22,072       26,418       28,285       38,944      29,029       32,377
     Portion of rentals representative
         of interest factor(A)               1,033       1,152        1,856        2,248        3,192       1,871        3,793
     Amortization of debt discount             209         209           52           26          106          79           81
                                          --------    --------     --------     --------     --------    --------     --------
         Total fixed charges                23,916      23,433       28,326       30,559       42,242      30,979       36,251
                                          --------    --------     --------     --------     --------    --------     --------
Earnings before income taxes,
     equity income of investee and
     fixed charges                        $ 40,456    $ 32,315     $ 27,773     $ 24,281     $ 43,423    $ 32,324     $ 30,794
                                          ========    ========     ========     ========     ========    ========     ========

Ratio of earnings to fixed charges             1.7         1.4          (B)          (B)          1.0         1.0          (B)
                                          ========    ========     ========     ========     ========    ========     ========

PRO FORMA DATA:
---------------
Income/(loss)  before income taxes                                                           $ (9,968)   $ (8,763)    $(16,131)

Undistributed equity income of less
     than 50% owned investee                                                                       --          --          482
                                                                                             --------    --------     --------
                                                                                               (9,968)     (8,763)     (16,613)
                                                                                             --------    --------     --------

Fixed charges:
     Interest expense                                                                          43,058      43,653       56,427
     Portion of rentals representative
         of interest factor(A)                                                                  3,909       2,476        3,999
     Amortization of debt discount                                                              1,059         786          886
                                                                                             --------    --------     --------
         Total fixed charges                                                                   48,026      46,915       61,312
                                                                                             --------    --------     --------
Earnings before income taxes,
     equity income of investee and
     fixed charges                                                                           $ 38,058    $ 38,152     $ 44,699
                                                                                             ========    ========     ========

Ratio of earnings to fixed charges                                                                (B)         (B)          (B)
                                                                                             ========    ========     ========
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     (A)  One-third of rental expense represents an appropriate interest factor.

     (B) The company was unable to fully cover the indicated fixed charges in these periods.